2015 Highlights and Accomplishments

- Completed fourth quarter and 2015 acquisitions totaling approximately $1.3 billion and $2.1 billion, respectively, based on consolidated purchase price. As of December 31, 2015, the company had completed the acquisition of a diversified portfolio of medical office buildings, hospitals, senior housing facilities, skilled nursing facilities, integrated senior health campuses and real estate-related investments for a consolidated purchase price of approximately $2.4 billion.
- On March 12, 2015, the company concluded the primary portion of its initial public offering after raising approximately $930 million during the first six weeks of the year. In total, the company raised more than $1.84 billion from thousands of individual investors between May 12, 2014, when initial subscribers were admitted as stockholders, and the termination of its initial public offering.
- As of December 31, 2015, the company's property portfolio (excluding senior housing — RIDEA[2] facilities and integrated senior health campuses) achieved an aggregate average occupancy of 95.1 percent and weighted average remaining lease term of 8.9 years. Portfolio leverage[3] was 26.2 percent.
- Modified funds from operations, or MFFO, as defined by the Investment Program Association, or the IPA, attributable to controlling interest equaled $37.2 million for the year ended December 31, 2015, representing growth in excess of 3,600 percent compared to MFFO attributable to controlling interest of $985,000 for the year ended December 31, 2014. Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, attributable to controlling interest equaled approximately $(30.8) million for the year ended December 31, 2015, as compared to $(7.1) million for the year ended December 31, 2014. Year-over-year growth in MFFO is primarily due to the acquisition of additional properties. Negative FFO is due largely to the significant acquisition-related expenses incurred during the year. (Please see financial reconciliation tables and notes at the end of this Investor Update for more information regarding MFFO attributable to controlling interest and FFO attributable to controlling interest.)
- Net operating income, or NOI, totaled approximately $60.1 million for the year ended December 31, 2015, representing an increase of approximately 2,200 percent compared to NOI of approximately $2.6 million for the year ended December 31, 2014. Net loss for the year ended December 31, 2015 was approximately $115 million, as compared to net loss of $8.6 million for the year ended December 31, 2014. Net loss is due largely to expensing acquisition-related expenses in connection with the purchase of our properties, as well as depreciation and amortization expense of our properties, a non-cash item, in accordance with accounting principles generally accepted in the United States of America, or GAAP. The increase in net loss during 2015 is largely attributable to the significant amount of acquisitions completed during the year. (Please see financial reconciliation tables and notes at the end of this Investor Update for more information regarding NOI and net loss.)

GRIFFIN-AMERICAN HEALTHCARE REIT III

Investing in America's largest and fastest growing industry.[1]

Year End 2015 Investor Update

LETTER FROM THE PRESIDENT

April 25, 2016



Dear Fellow Stockholder:

Griffin-American Healthcare REIT III recently filed its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission, and I couldn't be more pleased to provide you with our year-end update for 2015.

It was a year of tremendous growth for Griffin-American Healthcare REIT III, during which we completed one of the most successful equity offerings in the history of the non-traded real estate investment industry and acquired a multi-billion dollar portfolio of diversified healthcare real estate.

On March 12, 2015, the company concluded the primary portion of its initial public offering after raising approximately $930 million during the first six weeks of the year. In total, the company raised more than $1.84 billion from thousands of individual investors between May 12, 2014, when initial subscribers were admitted as stockholders, and the termination of the initial public offering.

We began building our portfolio of healthcare real estate on June 6, 2014 with the acquisition of a small medical office building near Atlanta and, in less than two years, have built what we believe to be a premier portfolio of healthcare real estate valued at nearly $2.5 billion.[4]

We completed the acquisition of more than $2.1 billion of healthcare real estate and real estate-related investments during 2015, highlighted by the $1.125 billion acquisition of Trilogy Health Services, LLC, through our majority-owned subsidiary, Trilogy REIT Holdings, LLC. NorthStar Healthcare Income, Inc. owns a minority interest in the subsidiary. Trilogy Health Services, LLC is one of the most successful and respected long-term senior care providers in the country, with annual growth rates and profitability that have been consistently impressive over the course of the past two decades.

More importantly, we are very pleased with the portfolio's high occupancy, lengthy remaining lease terms, growing net operating income and modified funds from operations.[5]

I, along with our chairman and chief executive officer Jeff Hanson, as well as our executive vice president and general counsel Mathieu Streiff, was one of the initial investors in Griffin-American Healthcare REIT III and each of us are among the largest individual stockholders in the company. We remain optimistic about the future of the company and will report back to you on a regular basis regarding our progress as we pursue our strategic plan on your behalf.

Kind regards,



Danny Prosky
President and Chief Operating Officer
Griffin-American Healthcare REIT III

1) U.S. Department of Labor, Bureau of Labor Statistics, "Current Employment Statistics - CES Table B-1b: Employees on nonfarm payrolls by industry sector and selected industry detail, not seasonally adjusted" and U.S. Department of Labor, Bureau of Labor Statistics, "Employment Projections Table 2.3: Industries with the Fastest Growing and Most Rapidly Declining Wage and Salary Employment," http://www.bls.gov, 9 January 2015.
2) The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
3) Total consolidated debt divided by total consolidated assets of Griffin-American Healthcare REIT III.
4) Based on consolidated purchase price of real estate and real estate-related investments acquired as of March 30, 2016.
5) Please see financial reconciliation tables and notes at the end of this Investor Update for more information regarding NOI and MFFO attributable to controlling interest.

PORTFOLIO AT-A-GLANCE

As of December 31, 2015

PORTFOLIO SUMMARY			
		Percentage Leased[3]:	95.1%
Consolidated Purchase Price[1]:	$2.4 billion	Weighted Average Remaining Lease Term[3]:	8.9 years
Buildings & Integrated Senior Health Campuses[2]:	171	Leverage Ratio[4]:	26.2%
Total Square Feet[2]:	10.3 million	Portfolio Capitalization Rate:	7.3%

COMPLETE LIST OF PROPERTY ACQUISITIONS

Acquisition	Property Type	Acquisition Date	Location	Sq Ft	Leased %[5]	Consolidated Purchase Price
DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	81%	$2,830,000
Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	34%	$2,775,000
Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83%	$6,525,000
Wichita KS Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	91%	$8,800,000
Delta Valley Assisted Living Facility Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100%	$21,450,000
Lee's Summit MO Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	89%	$6,750,000
Carolina Commons Medical Office Building	MOB	Oct 2014	Indian Land, SC	58,000	87%	$12,000,000
Mount Olympia Medical Office Building Portfolio	MOB	Dec 2014	FL, IL, OH	53,000	97%	$16,150,000
Southlake TX Hospital	Hospital	Dec 2014	Southlake, TX	142,000	100%	$128,000,000
East Texas Medical Office Building Portfolio	MOB	Dec 2014	TX	393,000	95%	$68,500,000
Premier Medical Office Building	MOB	Dec 2014	Novi, MI	45,000	92%	$12,025,000
Independence Medical Office Building Portfolio	MOB	Jan 2015	KY, MA, NJ, NY	461,000	95%	$135,000,000
King of Prussia PA Medical Office Building	MOB	Jan 2015	King of Prussia, PA	73,000	94%	$18,500,000
North Carolina Assisted Living Facility Portfolio	Senior Housing	Jan & Jun 2015	NC	158,000	100%	$68,856,000
Orange Star Medical Portfolio	MOB/Hospital	Feb 2015	CO, TX	183,000	97%	$57,650,000
Kingwood Medical Office Building Portfolio	MOB	Mar 2015	Kingwood, TX	43,000	100%	$14,949,000
Mt. Juliet TN Medical Office Building	MOB	Mar 2015	Mount Juliet, TN	46,000	100%	$13,000,000
Homewood AL Medical Office Building	MOB	Mar 2015	Homewood, AL	28,000	100%	$7,444,000
Paoli PA Medical Plaza	MOB	Apr 2015	Paoli, PA	99,000	90%	$24,820,000
Glen Burnie MD Medical Office Building	MOB	May 2015	Glen Burnie, MD	77,000	91%	$18,650,000
Marietta GA Medical Office Building	MOB	May 2015	Marietta, GA	41,000	100%	$13,050,000
Mountain Crest Senior Housing Portfolio	Senior Housing – RIDEA	May, Jun, Jul & Nov 2015	IN, MI	585,000	84%	$75,035,000
Mount Dora Medical Center	MOB	May 2015	Mount Dora, FL	51,000	97%	$16,300,000
Nebraska Senior Housing Portfolio	Senior Housing – RIDEA	May 2015	NE	282,000	91%	$66,000,000
Pennsylvania Senior Housing Portfolio	Senior Housing – RIDEA	Jun 2015	PA	260,000	97%	$87,500,000
Southern Illinois Medical Office Building Portfolio	MOB	Jul 2015	Waterloo, IL	41,000	96%	$12,272,000
Napa Medical Center	MOB	Jul 2015	Napa, CA	65,000	90%	$15,700,000
Chesterfield Corporate Plaza	MOB	Aug 2015	Chesterfield, MO	226,000	97%	$36,000,000
Richmond VA Assisted Living Facility	Senior Housing – RIDEA	Sept 2015	North Chesterfield, VA	210,000	81%	$64,000,000
Crown Senior Care Portfolio	Senior Housing	Sept, Oct & Dec 2015	Isle of Man & United Kingdom	112,000	100%	$44,554,000
Washington D.C. Skilled Nursing Facility	Skilled Nursing	Oct 2015	Washington D.C.	134,000	100%	$40,000,000
Trilogy	Integrated Senior Health Campuses[6]	Dec 2015	KY, MI, IN, OH	6,067,000[2]	87%	$1,125,000,000
Stockbridge GA Medical Office Building II	MOB	Dec 2015	Stockbridge, GA	46,000	76%	$8,000,000
Marietta GA Medical Office Building	MOB	Dec 2015	Marietta, GA	22,000	97%	$5,800,000

(1) Based on consolidated purchase price of real estate and real estate-related investments acquired as of December 31, 2015.

(2) Includes owned, leased and joint venture properties, inclusive of 97 integrated senior health campuses.

PROPERTY MAP


LEGEND
Medical Office Buildings
Senior Housing
Senior Housing – RIDEA
Skilled Nursing
Hospitals
Integrated Senior Health Campuses

PORTFOLIO ASSET MIX

(based on consolidated purchase price)


Integrated Senior Health Campuses 47.0%
Real Estate-Related Investments 5.9%
Senior Housing – RIDEA 12.2%
Hospitals 5.8%
Senior Housing 5.6%
Medical Office Buildings 21.8%
Skilled Nursing 1.7%

ACQUISITIONS BY QUARTER

(based on consolidated purchase price)


$353.7 MILLION
$311.3 MILLION
$180.1 MILLION
$1.3 BILLION
Q1 2015
Q2 2015
Q3 2015
Q4 2015

(3) Excluding our senior housing — RIDEA facilities and our integrated senior health campuses.

(4) Total consolidated debt divided by total consolidated assets of Griffin-American Healthcare REIT III.

(5) Leased percentage includes all leased space of the respective acquisition including master leases except for our senior housing — RIDEA facilities and our integrated senior health campuses where leased percentage represents resident occupancy on the total units of the RIDEA facilities or integrated senior health campuses.

(6) Integrated senior health campuses include a range of senior care, including assisted living, memory care, independent living, skilled nursing services and certain ancillary businesses.

FFO and MFFO Reconciliation

	Years ended December 31,	
	2015	2014
Net loss	$ (115,041,000)	$ (8,598,000)
Add:		
Depreciation and amortization — consolidated properties	75,714,000	1,510,000
Depreciation and amortization — unconsolidated properties	75,000	–
Less:		
Net loss attributable to redeemable noncontrolling interests and noncontrolling interests	13,708,000	–
Depreciation and amortization related to redeemable noncontrolling interests and noncontrolling interests	(5,271,000)	–
FFO attributable to controlling interest	$ (30,815,000)	$ (7,088,000)
Acquisition related expenses (1)	$ 74,170,000	$ 8,199,000
Amortization of above- and below-market leases (2)	882,000	114,000
Amortization of loan and closing costs (3)	669,000	–
Change in deferred rent receivables (4)	(2,816,000)	(240,000)
Foreign currency loss (5)	3,199,000	–
Adjustments for redeemable noncontrolling interests and noncontrolling interests (6)	(8,048,000)	–
MFFO attributable to controlling interest	$ 37,241,000	$ 985,000
Weighted average common shares outstanding — basic and diluted	183,234,601	13,052,785
Net loss per common share — basic and diluted	$ (0.63)	$ (0.66)
FFO attributable to controlling interest per common share — basic and diluted	$ (0.17)	$ (0.54)
MFFO attributable to controlling interest per common share — basic and diluted	$ 0.20	$ 0.08

Net Operating Income Reconciliation

	Years ended December 31,	
	2015	2014
Net loss	$ (115,041,000)	$ (8,598,000)
General and administrative	16,544,000	1,238,000
Acquisition related expenses	74,170,000	8,199,000
Depreciation and amortization	75,714,000	1,510,000
Interest expense	5,619,000	258,000
Foreign currency loss	3,199,000	–
Interest and other income	(839,000)	(25,000)
Loss from unconsolidated entities	590,000	–
Income tax expense	190,000	–
Net operating income	$ 60,146,000	$ 2,582,000

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2) Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortize, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, direct loan and closing costs are amortized over the term of the notes receivable and the debt security investment as an adjustment to the yield on the notes receivable or debt security investment. This may result in income recognition that is different than the contractual cash flows under the notes receivable and debt security investment. By adjusting for the amortization of the loan and closing costs related to our real estate notes receivable and debt security investment, MFFO may provide useful supplemental information on the realized economic impact of the notes receivable and debt security investment terms, providing insight on the expected contractual cash flows of such notes receivable and debt security investment, and aligns results with our analysis of operating performance.

(4) Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(5) We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(6) Includes all adjustments to eliminate the redeemable noncontrolling interests and noncontrolling interests' share of the adjustments described in Notes (1) – (5) to convert our FFO to MFFO.

EXECUTIVE STOCK OWNERSHIP

as of December 31, 2015


Shares owned
400,000
300,000
200,000
100,000
0
Jeff Hanson
Mathieu Streiff
AHI & Griffin Employees
Danny Prosky
Kevin Shields
Independent Directors